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                             SUBSCRIPTION AGREEMENT
                             ----------------------

       YOUR PROPERLY COMPLETED SUBSCRIPTION AGREEMENT MUST BE RETURNED TO:
 EZ BANCORP, INC. STOCK INFORMATION CENTER, C/O TUCKER ANTHONY CAPITAL MARKETS,
                     P.O. BOX 4548, LANCASTER, PA 17604-4548

This Subscription Agreement, properly executed and with the correct payment, must be received before the termination of the offering period at 5:00 p.m. Eastern Time, on March 15, 2001, or the earlier termination of the offering at our discretion in accordance with provisions described in the Prospectus that was provided to you along with this Subscription Agreement. If we offer shares after the offering period as described in the Prospectus, this Subscription Agreement may be accepted, at our sole discretion, for purchases during such additional offering period.

                                NUMBER OF SHARES
Please fill in the number of shares of Common Stock that you wish to purchase and the total purchase price. The purchase price is $10.00 per share. The minimum order is 500 shares. The maximum number of shares that may be purchased is 56,250 shares per individuals or group of individuals acting together. We reserve the right to waive these purchase limitations, at our sole discretion, on a case-by-case basis.

                               STOCK REGISTRATION
Please print the name(s) in which you want the stock registered. Enter the Social Security Number or Tax I.D. Number of one of the registered owners. Only one number is required. Indicate the manner in which you wish to take ownership by checking the appropriate box below. If necessary, check "other" and specify the type of ownership desired. If the stock is purchased for a trust, the date of the trust agreement and trust title must be indicated below.

                                     PAYMENT
Please enclose a check, bank draft or money order made payable to "Bank One, escrow agent for eZ Bancorp, Inc." in the amount of the total purchase price. All subscription amounts received and accepted by the Company will be deposited into an escrow account at Bank One. Payment may be made by wire transfer by making advance arrangements with the Stock Information Center at (877) 249-6202.

                                TELEPHONE NUMBERS
Please enter a daytime and an evening telephone number where we may contact you in the event that we cannot process your Subscription Agreement as received.

                                 ACKNOWLEDGMENT
Please sign and date this Subscription Agreement where indicated on the next page. When subscribing as a custodian, corporate officer, or other representative of an entity, please add your signature and title where indicated.

                                            Total
Number of                  Price Per        Purchase
Shares                     Share            Price
____________            x  $10.00     =     $______________


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Form of stock ownership (check one):
[  ] Individual
[  ] Joint Tenants WROS
[  ] Tenants in Common
[  ] Corporation
[  ] Fiduciary/Trust Under Agreement dated____________
[  ] Partnership
[  ] Uniform Gift to Minors
[  ] Individual Retirement Account
[  ] Other ______________________
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Name(s) in which the stock is to be registered

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Name(s) in which the stock is to be registered

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Street Address

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City                State                      Zip

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Social Security or Tax ID Number                              Evening Phone

                                                              ------------------
                                                              Daytime Phone

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                              FOR OFFICE USE ONLY
Date Received ___________________       Batch # _________________________
Branch-Rep. # ___________________       Order # _________________________
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*PLEASE READ THE REMAINDER OF THIS DOCUMENT
AND SIGN AS INDICATED*

*THE SHARES OF COMMON STOCK ARE NOT BANK
DEPOSITS AND ARE NOT INSURED BY THE FDIC OR
ANY OTHER GOVERNMENTAL AGENCY*

This  Subscription  Agreement,  properly  executed and with the correct payment, must be received before the termination of the offering period. This Subscription Agreement will be deemed received upon the date of delivery of the Subscription Agreement, with payment, to the Company at the address set forth above. This Subscription Agreement may be returned by mailing it in the postage prepaid envelope.

I (We) (hereinafter referred to as the "Undersigned") acknowledge receipt of the Prospectus dated February 5, 2001. The Undersigned understands that, after receipt by the Stock Information Center, this Subscription Agreement may not be modified, withdrawn or revoked without the consent of the Company, and that the Company has the right to accept or reject, in whole or in part, this Subscription Agreement prior to the consummation of the offering. If this Subscription Agreement is rejected in whole or in part, the applicable stock order funds will be promptly returned to the prospective investor, without interest. This Subscription Agreement is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned. The Undersigned agrees not to transfer or assign the common stock except in accordance with all applicable state and federal laws and regulations.

The provisions in this Subscription Agreement shall be construed and enforced according to the laws of the State of Michigan. In the event there is any conflict between the Prospectus and this Subscription Agreement, then the terms set forth in the Prospectus shall be controlling. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in writing executed by the party to be bound thereby.

                                NASD AFFILIATION

Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

If you are an owner, director, officer, partner, agent or employee of a NASD member firm or an associate or a member of the immediate family of any such person, please initial the following line. ___________

If you are a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account; or a person who is employed in the securities department of any such institution or who otherwise may influence the buying and/or selling of securities by any of such institutions; or a member of the immediate family of any such person, please initial the following line.
____________

                                 SUBSTITUTE W-9
I (We) am/are not subject to backup withholding either (1) because I (we) am/are exempt from back-up withholding, (2) I (we) have not been notified that I (we) am/are subject to back-up withholding as a result of a failure to report all interest on dividends, or (3) the Internal Revenue Service has notified me (us) that I (we) am/are no longer subject to back-up withholding. (YOU MUST CROSS OUT 2 IF THE IRS NOTIFIED YOU THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING.)

                                 ACKNOWLEDGMENT
Under the penalties of perjury, I (we) certify that the information contained herein, including the Social Security Number or Taxpayer Identification Number given above, is true, correct and complete.


IF INDIVIDUAL:




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SIGNATURE                   DATE       SIGNATURE (IF SECOND SIGNATURE
                                       REQUIRED)                          DATE



IF ENTITY:


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NAME OF ENTITY


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BY:  PRINT NAME/TITLE


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SIGNATURE                            DATE



                 THIS SUBSCRIPTION AGREEMENT IS NOT VALID UNLESS
            SIGNED. FOR ASSISTANCE, PLEASE CALL THE STOCK INFORMATION
                            CENTER AT (877) 249-6202